Exhibit 99.1

Delphi acquires HellermannTyton

GILLINGHAM, England - Dec. 18, 2015 - Delphi Automotive PLC (NYSE: DLPH) has acquired the HellermannTyton Group PLC, a leading global manufacturer of high-performance and innovative cable management solutions, the company announced today. The transaction is valued at £1.07 billion on a cash and debt-free basis. Delphi expects the transaction to be 15 cents accretive to earnings per share starting in 2016, excluding one-time expenses for integration.

“This transaction strengthens Delphi’s leadership position in the automotive electrical architecture market, while also providing growth opportunities in HellermannTyton’s adjacent industrial end markets,” said Kevin Clark, Delphi president and chief executive officer. “The combined capabilities will allow Delphi to further capitalize on future growth trends while creating significant value for our customers and shareholders.”

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global technology company for automotive and commercial vehicle markets delivering solutions that help make vehicles safe, green and connected. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 33 countries. Visit www.delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
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Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Andrea Knapp
248.813.1226
Andrea.Knapp@delphi.com